EXHIBIT 15



                           ACCOUNTANT'S ACKNOWLEDGMENT


We acknowledge the incorporation by reference in the Registration Statements on Form S-3 (filed in October 2000 and March 2001) and Form S-8 (filed in November
1997) of Penn Octane Corporation of our report dated December 6, 2002 which appears on page 3 of the Quarterly Report on Form 10-Q for the quarter ended October 31, 2002.


                                    /s/  BURTON MCCUMBER & CORTEZ, L.L.P.


Brownsville, Texas
December 6, 2002